THE RBB FUND, INC
Registration No. 811-5518
FORM N-SAR
Semi-Annual Period Ended February 28, 1999


                      EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77D: Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77I:  Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77Q1:  Exhibits

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

SUB-ITEM 77C: Submission of matters to a vote of security holders.

(a) Pursuant to a Consent of Sole Shareholder of the Schneider Small Cap Value Fund dated September 1, 1998, Arnold C. Schneider III, as sole shareholder, approved the following matter: the form, terms and provisions of the Investment Advisory Agreement between Schneider Capital Management
Company and The RBB Fund, Inc. with regards to the Schneider
Small Cap Value Fund.

(b) Pursuant to a Consent of Sole Shareholder of the Institutional Shares of the BEA Long-Short Equity Fund dated September 21, 1998, William W. Priest, as sole shareholder, approved the following matter: the action of the Board of Directors of The RBB Fund, Inc. establishing September 14, 1998 as date of record for determining the shareholders of the BEA Long-Short Equity Fund (Institutional Class) entitled to notice of and to vote at the Special Meeting of Shareholders (or any adjournment thereof) to be held on September 28, 1998.

(c) A Special Meeting of Shareholders of the BEA International Equity Fund, BEA Emerging Markets Equity Fund, BEA U.S. Core Equity Fund, BEA U.S. Core Fixed Income Fund, BEA Strategic Global Fixed Income Fund, BEA High Yield Fund, BEA Municipal Bond Fund, BEA Global Telecommunications Fund, BEA Long-
Short Market Neutral Fund, BEA Long-Short Equity Fund and
BEA Select Economic Value Equity Fund (each an "Existing
BEA" Fund, collectively the "Existing Funds") was convened at 3:00 P.M. on September 28, 1998, reconvened at 9:30 A.M.
on October 16, 1998 and, with respect only to the BEA Long-Short Market Neutral Fund and the BEA Long-Short Equity
Fund, reconvened at 7:00 p.m. on October 23, 1998 (the "Meeting") at 400 Bellevue Parkway, Bellevue Park Corporate Center, 4th Floor Board Room, Wilmington, Delaware 19809 pursuant to notice given to all shareholders of record as of the close of business on August 21, 1998 (September 14, 1998 with respect to the BEA Long-Short Equity Fund).

   The first and only order of business was the approval or disapproval by the respective Existing Fund's shareholders of the Agreement and Plan of Reorganization dated
September 1, 1998 (the "Plan") providing (i) that each of BEA International Equity Fund, BEA Emerging Markets Equity Fund, BEA U.S. Core Equity Fund, BEA U.S. Core Fixed Income Fund, BEA Strategic Global Fixed Income Fund, BEA High Yield Fund, BEA Municipal Bond Fund, BEA Global Telecommunications Fund, BEA Long-Short Market Neutral Fund, BEA Long-Short Equity Fund and BEA Select Economic Value Equity Fund would be reorganized from a series of the RBB Fund into Warburg, Pincus International Growth Fund, Inc., Warburg, Pincus Emerging Markets II Fund, Inc., Warburg, Pincus U.S. Core Equity Fund, Inc., Warburg, Pincus U.S. Core Fixed Income Fund, Inc., Warburg, Pincus Strategic Global Fixed Income Fund, Inc., Warburg, Pincus High Yield Fund, Inc., Warburg, Pincus Municipal Bond Fund, Inc., Warburg, Pincus Global Telecommunications Fund, Inc., Warburg, Pincus Long-Short Market Neutral Fund, Inc., Warburg, Pincus Long-Short Equity Fund, Inc. and Warburg, Pincus Select Economic Value Equity Fund, Inc., respectively, (ii) that each Existing BEA Fund would transfer to the corresponding Warburg Fund all or substantially all of its assets in exchange for shares of the Warburg Fund and the assumption of liabilities, (iii) that such shares of the Warburg Funds would be distributed to shareholders of the Existing BEA Funds in liquidation of the Existing BEA Funds, and (iv) that the Existing BEA Funds would subsequently be terminated.


BEA Fund                For          Against      Abstain

International Equity
 Fund               14,617,865.546  29,597.474  637,844.640
Emerging Markets
 Equity Fund         1,880,006.924      0            0
U.S. Core Equity
 Fund                2,026,493.576      0            0
U.S. Core Fixed
 Income Fund        13,039,683.088      0            0
Strategic Global
 Fixed Income Fund    1,068549.290      0            0
High Yield Fund      3,341,624.96       0            0
Municipal Bond
 Fund                  882,361.204      0            0
Global
Telecommunications Fund 35,348.02       0            0
Select Economic Value
 Equity Fund         1,693,959.985      0            0
Long-Short Market
 Neutral                412089.212      0            0
Long-Short Equity          700          0            0



EXHIBIT B:

SUB ITEM 77D: Policies with respect to security investments.

(g)	The Schneider Small Cap Value Fund's investment policies
have been revised so that more than 5% of the value of its net assets may be invested in repurchase agreements.

A supplement to the Prospectus was filed stating the following:

Accordingly, the following paragraph is added as the next-to-last paragraph on page 3:

"The Fund may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed-upon time and price ("repurchase agreements"). The securities held subject to a repurchase agreement may have stated maturities exceeding 13 months, provided the repurchase agreement itself matures in less than 13 months. The financial institutions with whom the Fund may enter into repurchase agreements will be banks which the Advisor considers creditworthy pursuant to criteria approved by the Board of Directors and non-bank dealers of U.S. Government securities that are listed on the Federal Reserve Bank of New York's list of reporting dealers. The Adviser will consider the creditworthiness of a seller in determining whether to cause the Fund to enter into a repurchase agreement. The seller under a repurchase agreement will be required to maintain the value of collateral at not less than the repurchase price plus accrued interest. The Adviser will monitor daily the value of the collateral, and will, if necessary, require the seller to increase the collateral so that its value is not less than the repurchase price. Default by or bankruptcy of the seller would, however, expose the Fund to the risk of loss because of possible market declines in the value of the collateral or delays in connection with its disposition."

The reference to repurchase agreements is deleted from the last paragraph on page 3, referring to investments limited to 5% of the Fund's net assets.



EXHIBIT C:

Sub-Item 77I: Terms of new or amended securities.

(b) The response to sub-item 77I(b) with respect to Class MMM, which constitutes the n/i numeric investors Small Cap Value Fund, is incorporated by reference herein to Registrant's Post-
Effective Amendment No. 59 filed with the Commission on September
15, 1998.



EXHIBIT D:

Sub-Item 77Q1: Exhibits.

(a)

   Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (1)(w) in Registrant's Post-
Effective Amendment No. 60 filed with the Commission on
October 29, 1998.

   Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (1)(u) in Registrant's Post-
Effective Amendment No. 63 filed with the Commission on
December 14, 1998.

   Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (1)(v) in Registrant's Post-
Effective Amendment No. 63 filed with the Commission on
December 14, 1998.

(e)

   Investment Advisory Agreement between Registrant and
Schneider Capital Management Company is incorporated herein by reference to Exhibit (5)(q) in Registrant's Post-
Effective Amendment No. 60 filed with the Commission on
October 29, 1998.

   Investment Advisory Agreement between Registrant and Boston
Partners Asset Management LP is incorporated herein by reference to Exhibit (5)(r) in Registrant's Post-Effective
Amendment No. 60 filed with the Commission on October 29,
1998.

   Investment Advisory Agreement between Registrant and Boston
Partners Asset Management LP is incorporated herein by reference to Exhibit (5)(s) in Registrant's Post-Effective
Amendment No. 63 filed with the Commission on December 14,
1998.

   Investment Advisory Agreement between Registrant and Numeric
Investors LP  is incorporated herein by reference to Exhibit
(5)(t) in Registrant's Post-Effective Amendment No. 63 filed with the Commission on December 14, 1998.